REFERENCE 23.0 ACCOUNTANT'S CONSENT

    [LETTERHEAD of Letterhead of Kingery Crouse & Hohl P.A.]]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form SB-2 of our report dated August 18, 2000, with respect to the financial statements of JAHB Holdings, Inc.., as of and for the period January 5, 1999 (date of incorporation) to December 31, 2000 filed with the Securities and Exchange Commission.

/s/ KINGERY, CROUSE & HOHL, P.A.
Tampa, Florida
August 18, 2000